                                                             Exhibit No. EX-99.p

                            BARRETT ASSOCIATES, INC.

                                THE BARRETT FUNDS

                              JOINT CODE OF ETHICS

                    (Amended and Restated September 14, 2004)

                                      INDEX

                                                                Page
                                                                ----

A.        PREAMBLE                                               1
B.        DEFINITIONS                                            2
C.        PROHIBITED TRANSACTIONS                                4
D.        PERSONAL TRANSACTIONS IN MANAGED FUNDS                 7
E.        COMPLIANCE PROCEDURES                                  8
F.        EXEMPTED TRANSACTIONS                                  10
G.        REPORTING OF VIOLATIONS                                11
H.        ANNUAL REPORTING                                       11
I.        SANCTIONS                                              12
J.        RETENTION OF RECORDS                                   12

         Appendix A                                 Insider Trading Policy
         Appendix B                                 Aggregation & Allocation
                                                    Policy
         Appendix C                                 Pre-clearance Forms
         Appendix D                                 Political Contribution  Form
         Exhibit A                                  Initial Report
         Exhibit B                                  Annual Report

                            BARRETT ASSOCIATES, INC.
                                       and
                                THE BARRETT FUNDS

                              JOINT CODE OF ETHICS
                              --------------------

A.       PREAMBLE

     High ethical standards are essential for the success of Barrett Associates,
Inc.  ("BAI") and the Barrett Funds (the "Trust") and to maintain the confidence of clients. Our long-term business interests are best served by adherence to the principle  that our clients'  interests come first.  Further,  BAI and the Trust have a fiduciary duty to their clients,  which requires  individuals  associated with our firm to act solely for the benefit of our clients.  Potential conflicts of interest may arise in  connection  with the personal  trading  activities  of individuals  associated with  investment  adviser firms. In recognition of BAI's and the Trust's fiduciary obligations to their clients and BAI's and the Trust's desire to maintain high ethical  standards,  BAI and the Trust have adopted this
Code of Ethics  containing  provisions  designed  to prevent  improper  personal trading,  identify  conflicts  of  interest  and  provide a means to resolve any actual or potential conflict in favor of the client.

     In  addition,  because  of the  nature of our  business,  employees  may be exposed to  information  which  constitutes  "inside  information"  or material, non-public  information.  Federal  securities  laws  prohibit  the  use of  such information  for  financial  benefit.  Accordingly,  BAI and the Trust have also adopted policies that prohibit the use of material non-public  information.  The
BAI/Trust  Insider Trading Policy is attached to this Code of Ethics as Appendix
A.

     One of our goals is to still  allow  BAI  personnel  to engage in  personal securities transactions,  while protecting our clients and employees of BAI from the conflicts that could result from a violation of the securities  laws or from real or apparent  conflicts of interests.  In this regard, we have set out below procedures  governing personal  transactions for members of the firm. As part of this process,  BAI and the Trust will make every effort to keep confidential all personal information provided by employees.

     Adherence  to the Code of Ethics and the related  restrictions  on personal investing is considered a basic condition of employment by BAI and the Trust. If you have any doubt as to the propriety of any activity,  you should consult with
the  Compliance   Officer  or  his/her   designee,   who  is  charged  with  the
administration of this Code of Ethics, has general compliance responsibility for
BAI and the Trust,  and may offer  guidance on  securities  laws and  acceptable practices, as the same may change from time to time.

     This  Code of Ethics is being  adopted  by BAI and the Trust in  compliance with the requirements of Rule 17j-1 (the "Rule") adopted by the U.S.  Securities and Exchange  Commission  under the  Investment  Company Act of 1940, as amended
(the "Act") to effectuate  the purposes and  objectives  of that Rule.  The Rule makes it unlawful for certain  persons,  in connection  with purchase or sale by such person of a security "held or to be acquired"/1/ by the Trust:

     1. To employ a device, scheme or artifice to defraud the Trust;

     2. To make to the Trust any untrue  statement of a material fact or omit to state to the Trust a material  fact  necessary  in order to make the  statements made, in light of the circumstances in which they are made, not misleading;

     3. To engage in any act,  practice or course of business  which operates or would operate as a fraud or deceit upon the Trust; or

     4. To engage in a manipulative practice with respect to the Trust.

     The Rule also requires  that the Trust,  and its  investment  adviser shall each adopt a written  Code of Ethics,  which  shall be approved by a majority of the  Board of  Trustees  of the  Trust  (including  a  majority  of  Independent
Trustees) and that contains provisions  reasonably  necessary to prevent persons from engaging in acts in violation of the above  standard and to use  reasonable diligence and institute procedures reasonably  necessary,  to prevent violations of the Code of Ethics.

     Set forth below is the Code of Ethics  adopted by the Board of Directors of
BAI and by the Board of Trustees of the Trust, in compliance with the Rule. This
Code of Ethics is based upon the principle that persons associated with BAI, the
Trust and certain  affiliated persons of BAI and the Trust, owe a fiduciary duty to,  among  others,  the  clients  of BAI and the  shareholders  of the Trust to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal  interests ahead of shareholders;
(ii) taking  inappropriate  advantage of their  position with clients and/or the
Trust;  and (iii) any actual or potential  conflicts of interest or any abuse of their position of trust and responsibility.

--------
/1/ A  security  "held or to be  acquired"  is defined as (a) if within the most recent  fifteen (15) days,  it (i) is or has been held by the Trust,  or (ii) is being or has been considered by the Trust or its investment adviser for purchase by the  Trust,  and (b)  any  option  to  purchase  or  sell,  and any  security convertible into or exchangeable for such a security.

B.       DEFINITIONS

     1. "Access Person" means any trustee, director, officer, or any employee of
BAI or the Trust (or of any  company  in a  control  relationship  to BAI or the
Trust) who, in connection with his regular functions or duties,  normally makes, participates in, or obtains current  information  regarding the purchase or sale of a security by a client or the Trust, or whose functions  relate to the making of any recommendations  with respect to such purchases or sales; and any natural person,  or the  families  of such  persons,  in a control  relationship  to the
Adviser  or the Trust  who  regularly  obtains  current  information  concerning recommendations  made to a client or the Trust with  regard to the  purchase  or sale of a security by a client or the Trust. "Access Person" also includes:

          (a) An Access  Person's  spouse  (other  than a legally  separated  or divorced spouse of the Access Person) and minor children;

          (b) Any individuals who live in the Access Person's household and over whose  purchases,  sales,  or other  trading  activities  the Access Person exercises control or investment discretion;

          (c) Any persons to whom the Access Person

               o    provides primary financial support or

               o    whose financial affairs the Access Person controls.

          (d) Any trust or other  arrangement which names the Access Person as a beneficiary or remainderman; and

          (e) Any partnership,  corporation, or other entity of which the Access
     Person is a director,  officer or partner where the Access Person has a 25%
     or  greater  beneficial  interest,  or in which the  Access  Person  owns a controlling interest or exercises effective control.

     A  comprehensive  list of all  Access  Persons  will be  maintained  by our
     Compliance Officer.

     2.  "Beneficial  ownership"  shall be as defined in, and interpreted in the same  manner as it would be in  determining  whether a person is  subject to the provisions  of Section 16 of the  Securities  Exchange Act of 1934 and the rules
and  regulations  thereunder  which,   generally  speaking,   encompasses  those
situations  where the  beneficial  owner has the  right to enjoy  some  economic benefit from the ownership of the security. A person is normally regarded as the beneficial  owner of  securities  held in the name of his or her spouse or minor children living in his or her household.

     3. "Client Account" means any account managed by a portfolio manager of BAI which is not a Covered Account.

     4. "Covered  Account"  means any account,  other than a Client  Account (as defined below) in which an Access Person has any beneficial ownership,  with the following exceptions:

          (f) Access Person as Trustee.  A Covered  Account does not include any account  for which an Access  Person  serves as  trustee of a trust for the benefit of (1) a person to whom the Access Person does not provide  primary financial support, or (2) an independent third party.

          (g) Covered Accounts of Other Access Persons.  A Covered Account of an
     Access Person that is managed by another  Access Person  excluding  Covered
     Accounts of employees of BAI, is considered to be a Covered Account only of the Access Person has a beneficial  ownership in the Covered  Account.  The account is  considered  to be a client  account  with respect to the Access
     Person managing the Covered Account.

     5.  "Control"  shall  have the same  meaning  as that set forth in  Section
2(a)(9) of the Act.

     6.  "Independent  Trustee"  means  a  non-employee  Director  of  BAI  or a non-employee Trustee of the Trust who is not an "interested person" of BAI or of the Trust within the meaning of Section 2(a)(19) of the Act.

     7. "Purchase or sale of a security" includes,  among other activities,  the writing of an option to purchase or sell a Security (as defined below).

     8. "Managed Fund" means any series of the Trust or the Legg Mason Financial
Services Fund (a series of the Legg Mason Trust, Inc.).

     9.  "Security"  means any note,  stock,  treasury stock,  bond,  debenture, evidence  of  indebtedness,  certificate  of interest  or  participation  in any
profit-sharing   agreement,   collateral-trust   certificate,   pre-organization
certificate  or   subscription,   transferable   share,   investment   contract,
voting-trust  certificate,  certificate  of deposit for a  security,  fractional undivided  interest  in oil,  gas,  or other  mineral  rights,  any  put,  call, straddle,  option,  or  privilege on any security  (including a  certificate  of deposit) or on any group or index of securities  (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into in a national securities exchange relating to foreign currency, or, in general,  any interest or instrument  commonly  known as a "security," or any certificate of interest or participation  in,  temporary or interim  certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.  Notwithstanding the above,  "Security" shall not include:
(i)  securities  issued by the  government  of the  United  States or by federal agencies and that are direct obligations of the U.S. (e.g., Treasury securities)
or any  derivative  thereof;  (ii) U.S.  government  agency  obligations;  (iii)
bankers'  acceptances;  (iv) bank certificates of deposit; (v) commercial paper;
(vi) securities  issued by exchange traded funds;  and (vi) shares of registered open-end investment companies other than shares issued by a Managed Fund.

     10. "Short Sale" means the sale of a security that the seller does not own.
A  Short   Sale  is   "against   the  box"  to  the   extent   that  the  seller
contemporaneously  owns or has the right to obtain at no added  cost  securities identical to those sold short.

C.       PROHIBITED TRANSACTIONS

     Except with respect to paragraph (1) below,  an Independent  Trustee is not subject to the  prohibitions  set forth below unless,  in conducting  his or her transactions,  the Independent  Trustee knew or, in the course of fulfilling his or her official duties as a trustee,  should have known that,  during the 15-day period  immediately  preceding  or  after  the  date of the  transaction  by the trustee,  such  security  was  purchased  or  sold  by the  Trust  or was  being considered for purchase by the Trust or by its investment adviser.

     1. General. No Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 set forth above. It is the responsibility of each Access Person to ensure that a particular  securities transaction  being considered for his or her Covered Account is not subject to a restriction  contained  in this Code of Ethics or  otherwise  prohibited  by any applicable  laws.  Personal  securities  transactions  for Access Persons may be effected only in accordance with the provisions of this Section.

     2. Blackout Periods. As part of the pre-clearance  process (as described in
Section E, "Compliance Procedures"),  the Compliance Officer shall determine, by speaking with the Director of Research and/or the President,  whether a personal securities transaction being considered in a Covered Account involves a security that is  currently  on,  likely  to be  added  to or  deleted  from  the list of securities that are being  considered by the BAI portfolio  management team (the
"BAI Focus List").

          (a) If the personal securities transaction being considered involves a security  that is likely to or may be added to or be  deleted  from the BAI
     Focus List within five (5) trading  days,  then the Access Person shall not be allowed to trade the security in a Covered Account.

          (b) If the personal securities transaction being considered involves a security that is definitely not going to be added to or be deleted from the
     BAI Focus List within five (5) trading  days,  then the Access Person shall be allowed to trade the security in a Covered Account.

          (c) When a security is first placed on the BAI Focus List, there is an initial  seven (7) trading day waiting  period  before any Access Person is allowed to trade in the  security  in a Covered  Account.  After that seven trading day period has expired, the Access Person may trade the security in a Covered  Account and must  aggregate  his or her personal  trades in that security with the client trades in accordance  with the BAI Aggregation and
     Allocation Policy (attached as Appendix B).

          (d) When the  rating of a security  on the BAI Focus  List  changes to
     "buy," "sell," or "lighten"  (each of which indicates that BAI clients will likely trade in that  security),  there is an initial seven (7) day waiting period  before any Access  Person is  allowed  to trade the  security  in a
     Covered  Account.  After the seventh day, such trades must be aggregated in accordance  with the BAI  Aggregation  and Allocation  Policy  (attached as
     Appendix B).

     3.  Trading  on the Same Day as a Client  After  Blackout  Periods  of 2(b)
Above. An Access Person may execute a personal securities  transaction after the blackout  periods of Section 2(b) above have expired for his/her Covered Account on a day  during  which any  client  over  which BAI has  investment  discretion
(including  the Trust) has a pending "buy" or "sell" order in that same security only if the Access Person aggregates his or her personal trade with the clients'
trades in accordance with the BAI Aggregation and Allocation Policy (attached as
Appendix B).

     4.  Short-Term  Trading  Profits.  An Access Person shall not profit in the purchase and sale,  or sale and purchase,  of the same or equivalent  securities within sixty (60)  calendar  days,  in either case,  if a managed fund or client account held the same Security at any time during the 60 day period prior to the proposed  transaction,  unless such restrictions would cause undue hardship,  as determined by the Compliance Officer, on the individual.

     5. Gifts. Absent the approval of BAI's Compliance Officer, an Access Person may not personally give gifts with an aggregate value in excess of $100 per year to persons  associated  with  securities or financial  organizations,  including exchanges,  other  member  organizations,  commodity  firms,  news  media or BAI advisory  clients.  An Access Person shall not seek or accept  extraordinary  or extravagant  gifts.  Any such  gift must be  declined  or  returned  in order to protect the reputation and integrity of BAI. The following  types of gift may be accepted:

          (a) Gifts of a nominal value (i.e., gifts that have a reasonable value of no more than $100, or gifts that, in the  aggregate,  have a value of no more than $100 per year);

          (b) Customary and reasonable  business meals and entertainment  (e.g., sporting events); and

          (c) Promotional items (e.g., pens, mugs, T-shirts).

     6. Short  Sales.  An Access  Person shall not engage in any short sale of a security  if, at the time of the  transaction,  any client  account or the Trust managed by the Access Person has a long position in such  security.  Short sales against the box in  securities  held by a client are  permitted  except on a day when a client account managed by the Access Person trades in the same security.

     7. Initial Public Offerings.  An Access Person shall not acquire any direct or  indirect  beneficial  ownership  in any  securities  in any  initial  public offering.

     8. Private Placements and Investment Opportunities of Limited Availability.
An Access Person shall not acquire any beneficial ownership in any securities in any  private  placement  of  securities  or  investment  opportunity  of limited availability  unless the  Compliance  Officer has given  express  prior  written approval.  The Compliance  Officer,  in determining  whether  approval should be given,  will take into  account,  among other  factors,  whether the  investment opportunity  should be reserved for BAI clients and whether the  opportunity  is being  offered to the Access  Person by virtue of his or her position  with BAI.
The Access  Person who owns a Private  Placement or  investment  opportunity  of limited  availability  must  disclose  to  the  President  whenever  he  or  she recommends the purchase or sale of the same investment to a client.

     9.  Service on  Boards.  An Access  Person  shall not serve on any board of directors of any publicly  traded  company  without prior written  authorization from the President of BAI. Authorization will be based upon a determination that the board service would not be  inconsistent  with the interest of any client or the  Trust.  This  restriction  does not  apply to  service  on the board of any not-for-profit corporation or organization.

     10. Political  Contributions.  The Firm limits  political  contributions to state and local  government  officials  or  candidates  for such  offices.  Firm employees may make political contributions to incumbents and candidates only if:

     o    they are eligible to vote for the candidate;
     o    they are  contributing  a total of $250.00 or less per  candidate  per election; and
     o    they notify the CCO of such  contribution  by  forwarding  a completed
          "Political Contribution" form.

An  employee  must  obtain the CCO's  written  approval  (i) prior to making any political  contribution  to a candidate for whom the employee is not eligible to vote, and (ii) prior to making a contribution  greater than $250 to any state or local government incumbent or candidate.

Approval should be requested by completing the Firm's  "Political  Contribution"
form.

D.       PERSONAL TRANSACTIONS IN MANAGED FUNDS

     1.  Prohibition  on  Market  Timing  Trading  Activity.  No  Access  Person
(including  the  Independent  Trustees),  officer or employee of BAI  (including full-time,  part-time and temporary employees) shall engage in excessive trading or market timing  activities  with respect to any Managed Fund. For the purposes of the foregoing,  "market  timing" shall be defined as a series of purchase and redemption transactions, regardless of size, in and out of the same Managed Fund in a manner that the Compliance Officer deems excessive.

     2. Mandatory  Holding  Period.  Access Persons  (including the  Independent
Trustees),  officers and employees of BAI  (including  full-time,  part-time and temporary  employees) are required to maintain  holdings in a Managed Fund for a minimum of sixty (60)  calendar days before such persons are permitted to redeem their shares at a profit (the  "Mandatory  Holding  Period").  Any redemption in violation of the  Mandatory  Holding  Period that is not  otherwise  exempted or excepted  from this  policy  will  result  in the  disgorgement  of the  profits resulting from the transaction. Proceeds from any disgorgement shall be returned to the applicable Managed Fund.

     3. Exemptions and Exceptions.  The Mandatory  Holding Period does not apply to  systematic  purchases  of  shares  of a  Managed  Fund,  such  as  automatic investment plans,  purchases through payroll deductions,  automatic reinvestment of  dividends,  periodic  rebalancing  of an  investment  portfolio,  or similar transactions.  Upon written  request  submitted to the Compliance  Officer,  the
Compliance  Officer may grant an exception to the Mandatory  Holding  Period for certain significant life events (e.g.,  marriage,  education,  purchase of home, etc.);  however, the Compliance Officer will report such exceptions to the Board of Trustees at the next regularly scheduled board meeting.

     4.  Pre-Clearance  for  Transactions  in a Managed Fund. All Access Persons
(including  the  Independent  Trustees),  officers  and  employees  of BAIR must pre-clear transactions in a Managed Fund. The Managed Fund Pre-Clearance Form at
Appendix C-2 shall be used - for this purpose.

E.       COMPLIANCE PROCEDURES

     1. Pre-clearance  Requirement.  With the exception of Independent Trustees, all Access  Persons are  required to receive  prior  written  approval  from the
Compliance Officer before engaging in any non-exempted transaction in his or her
Covered  Account.  The Compliance  Officer or his/her  designee (who may have no personal interest in the subject transaction) may approve the transaction if the
Compliance  Officer  concludes  that  the  transaction  would  comply  with  the provisions of this Code of Ethics and is not likely to have any adverse economic impact on a BAI client or the Trust. A request for pre-clearance must be made by completing the  Pre-clearance  Form in advance of the contemplated  transaction.
The Pre-clearance  Form attached as Appendix C-1 shall be used for this purpose.
Any approval given under this paragraph will remain in effect for 24 hours.  The
Compliance Officer will retain a record of approval.

     2.  Disclosure  of Personal  Holdings  and Business  Activities  Under Rule
17j-1.  All Access  Persons (with the exception of Independent  Trustees)  shall disclose  to the  Compliance  Officer  all  personal  securities  holdings in an initial report upon commencement of employment,  and thereafter as of the end of each calendar year. The initial report shall be made no later than ten (10) days after the person becomes an Access Person.  The annual report shall be submitted within  thirty  (30)  days  after  the end of each  calendar  year  and  provide information on personal securities holdings that is current as of a date no more than  thirty  (30) days before the date such  Annual  Report is  submitted.  The
Access Person will also disclose the business activities in which the person has a significant role and the name of banks, brokerage or investment advisory firms where the Access Person  maintains  accounts.  Samples of the Initial Report and the Annual Report are attached as Exhibits A and B, respectively.

     3. Duplicate Copies of Broker's Confirmations and Account Statements.

          (a) All Access Persons (excluding  Independent  Trustees) are required to direct their brokers or  custodians  or any persons  managing the Access
     Person's  account to supply the Trust's  Compliance  Officer with duplicate copies of  broker's  trade  confirmations  within  five (5) days  after the transaction.

          (b) All Access Persons (excluding  Independent  Trustees) must provide the Access Person's quarterly brokerage statements.

     An  Access  Person  shall  not  be  required  to  submit   broker's   trade
     confirmations  or periodic  statements  for any  transaction  in a personal account over which the Access Person has no direct or indirect influence or control.  Each Access  Person has an  affirmative  obligation to notify the
     Compliance Officer promptly if the Access Person opens any new account with a broker or custodian or moves an existing account to a different broker or custodian.

     4. Quarterly Reporting Requirements.

          (a) Quarterly reporting is generally not required,  because all Access
     Persons (except for Independent Trustees) are required to provide duplicate confirmations and account statements.  Independent  Trustees,  however, are required to report to the Compliance  Officer the information  described in paragraph (b) of this  sub-section  (4) with respect to transactions in any security  in which  such  person  has,  or by  reason  of such  transaction acquires,  any direct or indirect  beneficial  ownership in the security if such trustee,  at the time of that  transaction  knew,  or, in the ordinary course of fulfilling  his official  duties as a trustee,  should have known that, during the 15-day period  immediately  preceding or after the date of the transaction by the trustee,  such security was purchased or sold by the
     Trust  or  was  being  considered  for  purchase  by  the  Trust  or by its investment adviser.

          (b) Reports  required to be made under this  sub-section  (4) shall be made not later than ten (10) days after the end of the calendar  quarter in which the  transaction to which the report  relates was effected.  A report shall contain the following information:

               o    the date of the  transaction,  the title  and the  number of shares, and the principal amount of each security involved;

               o    the nature of the transaction (i.e.,  purchase,  sale or any other type of acquisition or disposition);

               o    the price at which the transaction was effected;

               o    the name of the broker,  dealer or bank with or through whom the transaction was effected; and

               o    the date that the report is submitted.

          (c) Any such report may contain a statement  that the report shall not be construed  as an  admission by the person  making such report that he or she has any direct or  indirect  beneficial  ownership  in the  security to which the report relates.

     5. Annual  Certification  of Compliance  with Code of Ethics.  Every Access
Person,  including the Independent Trustees,  shall certify in the Annual Report
(Attached as Exhibit B) that:

          (a) they have read and  understand  the Code of Ethics  and  recognize that they are subject thereto;

          (b) they have  complied with the  requirements  of the Code of Ethics;
     and

          (c) they have reported all personal securities  transactions  required to be reported pursuant to the requirements of the Code of Ethics.

     6. Conflict of Interest.  Every Access  Person shall notify the  Compliance
Officer of any  personal  conflict of interest  relationship  that may involve a client or the Trust, such as the existence of any economic  relationship between their  transactions  and securities  held or to be acquired by any series of the
Trust.

     7. Notification by Compliance Officer.  The Compliance Officer shall notify each Access  Person that he or she is subject to these  reporting  requirements, and shall deliver a copy of this Code of Ethics to each Access Person.

     8. Review of Transactions.  The Compliance Officer of the Trust and Adviser
shall review the initial, quarterly, and annual holdings reports, as well as the trade  confirmations  and  transaction  statements  submitted  to them by Access
Persons  as soon as  practicable  after the  submission  of such  reports to the
Compliance Officer to determine compliance with this Code of Ethics. Each Access
Person's  transactions  in his/her Covered Account will be reviewed on a regular basis  and  compared  to  transactions  entered  into  by BAI for  clients.  Any transactions  that are believed to be a violation of this Code of Ethics will be reported promptly to the Compliance  Officer who must report to the President of
BAI.

     9. Authority to Exempt  Transactions.  The  Compliance  Officer (or, if not
available,  the President first, or a member of the Executive Committee second,)
has the  authority  to  exempt  any  Access  Person or any  personal  securities transaction of a Access Person from any or all of the provisions of this Code of
Ethics if the Compliance  Officer  determines  that such exemption  would not be against the interests of any client.  The  Compliance  Officer shall prepare and file a written memorandum of any exemption granted, describing the circumstances and reasons for the exemption.

F.       EXEMPTED TRANSACTIONS

     The following  transactions are exempt from the pre-clearance  requirements
(as described in Section E,  "Compliance  Procedures").  Unless  otherwise noted
below,  the exempted  transactions  described  below are also  exempted from the filing requirement of a Pre-clearance  Form;  provided,  however,  the quarterly reporting  obligations  of the  Code of  Ethics  will  continue  to apply to any transaction exempted from pre-clearance pursuant to this Section.

     1. Any transaction  involving:  (i) securities  issued by the government of the United States or by federal agencies and that are direct  obligations of the
U.S. or any derivative thereof;  (ii) U.S. government agency obligations;  (iii)
bankers'  acceptances;  (iv) bank certificates of deposit; (v) commercial paper;
(vi) securities  issued by exchange traded funds;  and (vi) shares of registered open-end investment companies other than shares issued by a Managed Fund;

     2. Purchases or sales of securities  with respect to which an Access Person has (or by reason of such transaction would have) no beneficial ownership;

     3.  Purchases  or sales that are  non-volitional  on the part of the Access
Person such as purchases that are made pursuant to a dividend reinvestment plan;

     4.  Purchases  effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of the  issuer's  securities,  to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

     5.  Transactions  effected  in, and the holdings of, any account over which the Access Person has no direct or indirect  influence or control  (i.e.,  blind trust, discretionary account or trust managed by a third party);

     6.  Transactions  in  securities  that the  Compliance  Officer  knows,  or reasonably  should know,  are not eligible for purchase or sale by any client of
BAI or the  Trust,  and the  value of which is not  based  upon,  related  to or determined  by reference to any security  which is eligible for purchase or sale by any client of BAI or the Trust. A Pre-clearance Form must still be filed with respect to such purchase  transactions  in order for the  Compliance  Officer to make the necessary determinations with respect to such transactions.

     7. De  Minimis  Transactions.  The  prohibitions  in Section C 2. c are not applicable to the following transactions:

                    a. Equity Securities.  Any equity Security  Transaction,  or series of related transactions,  effected over a thirty (30)
                    calendar  day period,  involving  1000 shares or less in the aggregate if the issuer of the Security is listed on the New
                    York Stock Exchange or has a market capitalization in excess of $1 billion.

                    b.  Fixed-Income  Securities.   Any  fixed  income  Security
                    Transaction,  or series of  related  transactions,  effected over a thirty (30) calendar day period,  involving  $100,000 principal amount or less in the aggregate.

     In order for the Compliance  Officer to determine whether the provisions of
Section C.2 shall apply, a Pre-clearance  Form must be submitted with respect to such transactions.

G.       REPORTING OF VIOLATIONS TO THE BOARDS OF BAI AND THE TRUST

     1. The Compliance  Officer shall promptly report to the Boards all apparent violations of this Code of Ethics and the reporting requirements thereunder.

     2.  When  the  Compliance  Officer  finds  that  a  transaction   otherwise
reportable  to  the  Boards  under  paragraph  (1) of  this  Section  could  not reasonably be found to have resulted in a fraud, deceit or manipulative practice in  violation  of Rule  17j-1(a),  he or she may, in their  discretion,  lodge a written  memorandum of such finding and the reasons  therefore  with the reports made pursuant to this Code of Ethics,  in lieu of reporting the  transaction  to the Boards.

H.       ANNUAL REPORTING TO THE BOARDS OF BAI AND THE TRUST

     The Compliance Officer shall prepare an annual report relating to this Code of Ethics to the Boards. Such annual report shall:

     1. Summarize  existing  procedures  concerning  personal  investing and any changes in the procedures made during the past year;

     2. Describe any issues arising under the Code of Ethics or procedures since the last  report  to the  Board  of  Trustees  including,  but not  limited  to, information  about  material  violations of the Code of Ethics or procedures and sanctions imposed in response to the material violations;

     3.  Identify  any  recommended  changes  in the  existing  restrictions  or procedures based upon the Trust's and BAI's experience under its Code of Ethics, evolving  industry  practices or developments in applicable laws or regulations;
and

     4.  Certify  that the  Trust  and BAI have  adopted  procedures  reasonably necessary to prevent Access Persons from violating this Code of Ethics.

I.       SANCTIONS

     The President of BAI, with advice of legal counsel,  shall consider reports made to him and upon  determining  that a  violation  of this Code of Ethics has occurred,  may impose such sanctions or remedial action as he deems  appropriate or to the extent  required by law.  These  sanctions  may  include,  among other things, a letter of censure,  disgorgement of profits, suspension or termination of employment with BAI, or criminal or civil penalties. The Board may review and amend such sanctions as they deem appropriate.

J.       RETENTION OF RECORDS

     This  Code  of  Ethics,  a list of all  persons  required  to make  reports hereunder from time to time or who are responsible for reviewing such reports, a copy of each report made by an Access Person hereunder,  each memorandum made by the Compliance  Officer  hereunder and a record of any violation  hereof and any action taken as a result of such violation,  and a copy of each annual report to the Boards of BAI and the Trust  shall be  maintained  by the Trust as  required under Rule 17j-1.

     The  Compliance  Officer  shall keep in an easily  accessible  place for at least five years copies of all broker  confirmations and periodic  statements of
Access Persons,  copies of all pre-clearance  forms,  acknowledgments  and other memoranda relating to the administration of this Code of Ethics.

                                   Appendix A

                     Insider Trading Policies and Procedures

SECTION I.  POLICY STATEMENT ON INSIDER TRADING

A.       Definition of Insider Trading

     The term "insider trading" is generally used to refer to (i) a person's use
of  material,   nonpublic   information  in  connection  with   transactions  in
securities, and (ii) certain communications of material,  nonpublic information.
The laws concerning insider trading generally prohibit:

          o    The purchase or sale of securities by an insider, on the basis of material, nonpublic information;

          o    The purchase or sale of securities by a non-insider, on the basis of material,  nonpublic  information  where the  information  was disclosed to the non-insider in violation of an insider's duty to keep the information confidential or was misappropriated; or

          o    The communication of material, nonpublic information in violation of a confidentiality  obligation where the information leads to a purchase or sale of securities.

B.       Policy Statement on Insider Trading

     Barrett  Associates,  Inc. (BAI) and the Trustees of the Barrett Funds (the
"Trust")  forbid  any  officer,   director  or  employee  from  trading,  either
personally or on behalf of others,  including  mutual fund and private  accounts managed or advised by BAI, on material  nonpublic  information or  communicating material  nonpublic  information to others in violation of the law. This conduct is frequently  referred to as "insider  trading."  BAI's policy applies to every officer,  director  and employee  and extends to  activities  within and outside their duties at BAI. Every  officer,  director and employee must read and retain this policy  statement.  Any  questions  regarding  BAI's policy and  procedures should be referred to the Compliance Officer.

C.       Common Questions and Answers

     Who is an  Insider?  The concept of  "insider"  is broad.  It includes  the officers,  trustees,  employees  and  majority  shareholders  of a  company.  In addition, a person can be considered a "temporary insider" of a company if he or she enters into a  confidential  relationship  in the  conduct of the  company's affairs  and,  as a result,  is given  access  to  company  information  that is intended  to be used  solely for  company  purposes.  Analysts  are  usually not considered insiders of the companies that they follow, although if an analyst is given  confidential  information  by a company's  representative  in a manner in which the analyst  knows or should know to be a breach of that  representative's duties to the company, the analyst may become a temporary insider.

     What is Material Information?  Trading on inside information is not a basis for liability unless the information is "material,"  which is generally  defined as information  that a reasonable  investor would likely  consider  important in making his or her investment decision, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered  material  includes,  but is not limited to:  dividend changes, earnings estimates,  changes in previously released earnings estimates, significant  merger or acquisition  proposals or agreements,  major  litigation, liquidity problems; extraordinary management developments; and analysts' reports on a company's prospects.

     What is Nonpublic Information?  Information is nonpublic unless it has been effectively  communicated to the market place.  For information to be considered public,  one must be able to point to some fact to show that the information has been generally  disseminated to the public. For example,  information found in a report filed with the SEC or appearing on the Internet or in Dow Jones,  Reuters
Economic  Services,  The Wall Street  Journal or another  publication of general circulation  is considered  public.  Market  rumors,  unless they are accessible
(e.g., through an open "chat room") are not considered public information.

     Not Certain if You Have "Inside" Information?  If you have any doubts about whether you are in possession of material  nonpublic  information,  consult with the Compliance Officer.

D.       Penalties for Insider Trading

     Penalties for trading on or communicating  material,  nonpublic information are severe,  both for the individuals  involved in the unlawful  conduct and for their  employers.  A person can be subject to some or all of the  penalties  set forth below even if he or she does not  personally  benefit from the  violation.
Penalties include: administrative penalties; civil injunctions;  disgorgement of profits;  substantial fines; jail sentences;  and serious disciplinary measures, including dismissal, imposed by the Trust.

E. Serving as a Director

     Because  officers,  directors or trustees of a publicly traded company have special  information about that company,  BAI requires the Compliance  Officer's approval before any of its directors, officers or employees agree to serve as an officer or director of a publicly  traded company.  The Compliance  Officer will design  appropriate  procedures  to mitigate any  conflicts of interests and any potential  insider  trading  issue  depending  upon  the  requirements  of  each individual situation.

SECTION II. PROCEDURES TO IMPLEMENT BAI'S INVESTMENT ADVISER'S POLICY

A.       Procedures to Implement BAI Investment Adviser's Policy Against Insider
         Trading

     The  following  procedures  have  been  established  to aid  the  officers, directors and employees of BAI in avoiding  insider  trading,  and to aid BAI in preventing,  detecting and imposing  sanctions  against insider  trading.  Every officer,  director  and  employee  of BAI  or of the  Trust  must  follow  these procedures or risk serious sanctions, including dismissal,  substantial personal liability  and  criminal  penalties.  If you  have  any  questions  about  these procedures, you should consult the Compliance Officer.

          1.   Identifying Inside Information

     Before trading for yourself and others,  including  investment companies or private  accounts managed by BAI, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

          (i)  Is the information material? Is this information that an investor
               would  consider   important  in  making  his  or  her  investment
               decisions?  Is this information that would  substantially  affect the market price of the securities if generally disclosed?

          (ii) Is the information  nonpublic?  To whom has this information been provided?  Has the information been  effectively  communicated to the  marketplace by being  published in Reuters,  The Wall Street
               Journal or other publications of general circulation?

     If after  consideration  of the above,  you believe that the information is material and nonpublic,  or if you have questions as to whether the  information is material and nonpublic, you should take the following steps.

          (i)  Report the matter immediately to the Compliance Officer.

          (ii) Do not purchase or sell the  securities  on behalf of yourself or
               others,   including  investment  companies  or  private  accounts
               managed by BAI.

          (iii)Do not communicate  the information  inside or outside BAI, other than to the Compliance Officer.

          (iv) After the Compliance  Officer has reviewed the issue or consulted with counsel (as appropriate), you will be instructed to continue the prohibitions  against trading and communication,  or you will be allowed to trade and communicate the information.

          2.   Personal Securities Trading

                  A.       Reporting

     All Access  Persons of BAI are required by the BAI Code of Ethics to submit to the Compliance Officer:

          (i)  duplicate copies of trade  confirmations  within 5 days after the
               Access Person's personal securities transactions and

          (ii) the Access Person's monthly or quarterly brokerage statements. In addition,  all Access  Persons  are  required  by the BAI Code of
               Ethics to submit  upon  commencement  of  employment  with BAI, a statement listing all of the

               (a)  securities  in which the Access  Person  has any  beneficial ownership,

               (b)  business  activities  in  which  the  Access  Person  has  a significant role and

               (c)  the names of any  brokerage  firms  where the Access  Person maintains an account.

                  B.       Pre-clearance.

     In addition,  the BAI Code of Ethics  requires Access Persons to obtain the prior written approval of the Compliance Officer before engaging in any personal securities transaction.

                  C.       Other Code of Ethics Provisions.

     The  BAI  Code  of  Ethics  contains  other  restrictions  on the  personal securities trading of Access Persons.  The BAI Code of Ethics is incorporated by reference  into this policy.  A personal  securities  transaction  that would be permissible  under the Code of  Ethics is  nevertheless  still  subject  to this policy.

               3.   Restricting Access to Material Nonpublic Information

     Information in your  possession that you identify as material and nonpublic may not be  communicated  to anyone,  including  persons  within BAI,  except as provided in paragraph 1 above.  In  addition,  care should be taken so that such
information  is  secure.  For  example,   files  containing  material  nonpublic
information  should be sealed;  access to  computer  files  containing  material nonpublic information should be restricted.

               4.   Resolving Issues Concerning Insider Trading

     If,  after  consideration  of the  items set forth in  paragraph  1,  doubt remains as to whether  information is material or nonpublic,  or if there is any unresolved  question as to the  applicability or interpretation of the foregoing procedures,  or as to the propriety of any action, it must be discussed with the
Compliance Officer before trading or communicating the information to anyone.

                                   Appendix B

                        BARRETT ASSOCIATES, INC. ("BAI")
                         THE BARRETT FUNDS (the "Trust")

                        AGGREGATION AND ALLOCATION POLICY

I.   Introduction.

     This policy sets forth the  procedures to be used to: (i) aggregate  client and Trust orders for the same security;  (ii) aggregate  orders for Covered
     Accounts with client and Trust orders for the same security; (iii) properly allocate securities that have been aggregated;  and (iv) deal with directed orders by client.  Because  each  client's  and the Trust's  portfolio  are individually  managed and have many objectives and restrictions,  it is not always possible for all managers to transact client and Trust orders in the same security  that other  managers are trading at the same time on a given day or even on the same day. BAI does  recognize  its  obligation to ensure that all clients with similar  objectives,  restrictions and procedures and the Trust  are  treated  as  equitably  as  possible  given  the  practical restraints  that confront each manager.  It is our  intention,  that to the best of our ability,  that no client or the Trust is  disadvantaged  in any way.

II.  Placement of Orders.

     All client and Trust orders shall be coordinated to the extent possible and executed, subject to the following exception:

     All orders for a Covered  Account (as defined in the BAI/The Barrett Funds'
     Code of Ethics)  shall be  aggregated  with client and Trust orders for the same security. Orders for an Access Person's Covered Account executed after a client order in the same  security but in the morning or afternoon on the same day will if possible be aggregated  and  allocated in accordance  with
     Section III below. Directed brokerage trades for Access Persons need not be aggregated  with client or Trust  trades if no client or Trust  trades were executed with the same broker at the directed  brokerage  firm on the trade date.

III. Aggregation and Allocation of Orders.

     Aggregation  of orders shall be made only in  accordance  with this Section
     III. The  Allocation  Statement  (or order ticket) is used to set forth the accounts  participating  in the  aggregation  and the  intended  manner  of allocation of the aggregated order among participating accounts.

     A.   Filling Orders.

          Aggregation  will be made  twice  per day:  once for  trades  executed before 12:00 p.m.  (noon) and once for trades  aggregated  after 12:00
          p.m. Unless otherwise specified,  all allocations of aggregated orders shall  be  made  in  accordance  with  the  designations  made  by the portfolio  managers.  Each  participating  account  shall  receive the average price of the security  executed.  All  participating  accounts shall share any  brokerage  costs or other  expenses of the order on a pro rata  basis,  based on order  size,  except as provided in Section
          III(E) below. Directed brokerage trades for Access Persons need not be aggregated  if no client or Trust trades were  executed  with the same broker at the brokerage firm on the trade date.

     B.   Partial Fills.

          If an  aggregated  order is not  completely  filled  during the day on which the order is entered,  the  aggregated  order shall be allocated among participating accounts on a pro rata basis, based on order size.
          No trade for an Access Person will participate in partial fills.

     C.   Non-Pro Rata Allocations.

          A  non-pro  rata  allocation  of a  partial  fill may be made if it is determined  that the pro rata  allocation  is not  appropriate  for an account. In such case the allocation statement shall be amended to set forth the  revised  method of  allocation  and the  reason(s)  for the revision. In addition,  allocations based on filling to completion the orders of the smallest accounts is permissible.

     D.   Allocation of IPOs.

          An allocation of an initial  public  offering  ("IPO") shall take into consideration a client's or the Trust's permitted policies, investment objective,  suitability  and value in  context  of a  client's  or the
          Trust's portfolio.  This may result in some clients or the Trust being given no stock on a particular  offering.  Access  Persons and Covered
          Accounts are  prohibited by the Code of Ethics from  participating  in
          IPOs.

     E.   Allocation of Brokerage or Other Expenses.

          Brokerage or other expenses of the aggregated  order shall be borne by the participating accounts and the Trust based on the size and expense attendant to individual client accounts and the Trust.

IV.  Recordkeeping.

     A.   For each order  placed for the  purchase or sale of a security for any account or the Trust,  whether  executed or unexecuted,  the portfolio manager  placing such order shall  provide the  following  information contemporaneously  with the initial order,  which shall be recorded on the trade ticket or electronic order:

          1.   The  account(s)/Trust  for  which  the  order  is  being  placed, including  the  number of  shares,  principal  amount,  or dollar amount being purchased or sold for each account;

          2.   Any market order or limit order and limit price;

          3.   The name of any broker-dealer directed to execute the order;

          4.   The name of the person who placed the order;

          5.   Any other  relevant  terms or conditions of the order,  including any priority,  special de minimis  requirements or other specific method of allocation among accounts; and

          6.   The date and time (time-stamped) of entry of the order.

V.   Directed Orders.

     All directed  orders shall be executed in  accordance  with the  direction.
     Whenever possible, directed orders shall be aggregated.

     Orders for clients with designated brokers will be executed on a "first-in, first executed  basis" in the order these are placed by our managers.  This may result in these clients receiving different prices.

VI.  Review of Procedures.

     The compliance officer will annually review these procedures to ensure that they  are  adequate  to  prevent  any  account  or  the  Trust  from  being systematically  disadvantaged as a result of the aggregation and allocation of orders.

                                  Appendix C-1

                                THE BARRETT FUNDS
                            BARRETT ASSOCIATES, INC.
                               PRE-CLEARANCE FORM

             FOR TRANSACTIONS IN COVERED ACCOUNTS OF ACCESS PERSONS

Access  Persons must complete this  Pre-clearance  Form prior to engaging in any personal  transaction  (unless excepted by the Code of Ethics).  All capitalized terms used herein  have the same  meaning as defined in the Joint Code of Ethics
(the  "Code") of Barrett  Associates,  Inc.  ("BAI") and the Barrett  Funds (the
"Trust").  The Pre-Clearance Form at Appendix C-2 shall be used for transactions in a Managed Fund, as defined under the Code, in lieu of this form.

1.   Name of Access Person:  __________________________________________________.

2.   Account Title: __________________________________________________.

3.   Name of Security: _______________________________________________.

4.   Maximum number of shares or units to be purchased or sold, or amount of bond:
     _______________________.

5.   Name and phone number of broker to effect transaction: ___________________.

6.   Check applicable boxes: Purchase |_| Sale |_| Market Order |_| Limit Order |_|

7.   In connection with the proposed transaction described herein, I hereby make the following representations and warranties:

     a.   I do not posses  any  material  nonpublic  information  regarding  the
          Security or the issuer of the Security.

     b.   I am not aware that any Managed Fund or any Client Account has an open order to buy or sell the Security or an equivalent Security.

     c.   By entering this order, I am not using knowledge of any open, executed or pending  transaction  by a Managed Fund or any other Client Account to profit by the market effect of such transaction.

     d.   The Security is not being acquired in an initial public offering.*

     e.   The Security is not being  acquired in a private  placement  or, if it is, I have reviewed Section C.8 of the Code and I have attached hereto a written explanation of such transaction.*

     f.   If I am purchasing the Security and if the same or equivalent Security has been held  within the past 60 days by any Client  Account,  I have not directly or indirectly sold the Security or equivalent Security in the prior 60 days.*

     g.   If I am selling the  Security and the same or an  equivalent  Security has been held  within the past 60 days by any Client  Account,  I have not directly or  indirectly  purchased  the Security or an  equivalent
          Security in the prior 60 days.*

     h.   I believe that the proposed trade fully complies with the requirements and parameters of the Code.

     * Items d-g do not apply to those  Trustees who are not considered to be an
     "interested  person" of the Trust, as defined under Section 2(a)(19) of the
     Investment Company Act of 1940, as amended.

Representation and Signature
By executing  this form, I represent that the  information  that I have provided herein  is true  and  accurate  to the  best of my  belief.  I  understand  that pre-clearance  will  only  be in  effect  for 24  hours  from  the  date  of the
Compliance Officer's signature.

__________________________     __________________________    __________________________
Employee Name (please print)   Employee Signature            Date

Disposition of
Pre-clearance Request

Approved ___________________   __________________________    ______________  __________
Denied _____________________   Compliance Officer            Date            Time

                                  Appendix C-2

                                THE BARRETT FUNDS
                            BARRETT ASSOCIATES, INC.
                               PRE-CLEARANCE FORM

                   PERSONAL TRADING REQUEST AND AUTHORIZATION
                      FOR PURCHASE OR SALE OF MANAGED FUNDS

All  capitalized  terms used  herein  and not  otherwise  defined  have the same meaning as defined in the Joint Code of Ethics of Barrett  Associates,  Inc. and
the Barrett  Funds.  This Personal  Trading  Request must be completed by Access
Person  (including the  Independent  Trustees)  prior to any personal trade with respect to shares of a series of the Barrett  Funds or the Legg Mason  Financial
Services  Fund, a series of the Legg Mason Trust,  Inc.) (each, a "Managed Fund"
and collectively, the "Managed Funds")

Name:

Date For Which You Seek Approval:

Dollar amount or number of Managed Fund shares to be purchased or sold:

Nature of, and reason for, the transaction (i.e., purchase, sale):

Will the  purchase or sale of shares of a Managed  Fund result in a violation of the prohibition of short-term  profits (cannot profit from the purchase and sale or sale and purchase of securities within 60 calendar days)?
Yes __  No __

Will the  redemption  of shares of a Managed  Fund result in a violation  of the
Mandatory  Holding  Period  (cannot  profit from the sale of shares of a Managed
Fund within 60 calendar days of the purchase of such securities)?
Yes __  No ___

Is the transaction based on any non-public material information? Yes ___ No ___

Your signature below acknowledges that to the best of your knowledge and belief, the answers that you have provided above are true and correct.

                                                     _____________________
                                                     Signature

                                   APPENDIX D

                           POLITICAL CONTRIBUTION FORM

                              EMPLOYEE INFORMATION

Employee's Name: ________________________________________________________

Department: ____________________________________________________

Title/Position: ____________________________________________________________

Home Address:

__________________________________________________________________________
Street Address                City      County           State    Zip Code

Amount of Contribution $_____________    Payable to:___________________________

Date of Contribution______________________________

If other than cash contribution indicate its nature:___________________________

Previous Contributions (dates and amounts) to this Candidate:

                              CANDIDATE INFORMATION

Name of Candidate: _______________________________________________________

Current Office Held: ______________________ Jurisdiction: __________________
                                                  (City, County, State, Federal)

Candidate for Office of: ______________________ Jurisdiction: ________________
                                                  (City, County, State, Federal)

Election:                                Primary_____               General_____

Are you eligible to vote for this candidate?         Yes____           No____

Signature ______________________________________________ Date _____________

Approval ______________________________________________ Date _____________

                                   Exhibit A

                                THE BARRETT FUNDS
                            BARRETT ASSOCIATES, INC.
                                 CODE OF ETHICS
                                 INITIAL REPORT

To the Compliance Officer:

1.   I hereby acknowledge  receipt of the Code of Ethics and certify that I have read and  understand it and agree to abide by it. I hereby  represent  that all of my personal  securities  transactions will be effected in compliance with the Code.

2.   I also confirm that I have  instructed all brokerage firms where I maintain an  account to supply  duplicate  copies of my trade  confirmations  and at least quarterly  brokerage account  statements to the Compliance Officer at
     Barrett Associates (this requirement  excludes  Independent Trustees of The
     Barrett Funds).

3.   Except as noted  below,  I hereby  certify  that I have no knowledge of the existence  of any  personal  conflict  of interest  relationship  which may involve  Barrett  Associates  or The Barrett  Funds,  such as any  economic relationship  between my transactions and securities held or to be acquired by Barrett Associates or The Barrett Funds.

4.   I hereby  certify  that I have never been found  liable for, nor guilty of, insider trading and that no legal proceedings alleging that I have violated the law on insider trading are now pending or, to my knowledge,  threatened by any person or authority.

5.   As of the date below I had a direct or indirect  beneficial  ownership*  in the following securities (attach pages if necessary):

                                                              Type of Interest
Name of Security                Number of Shares            (Direct or Indirect)
----------------                ----------------            --------------------

6.   I hereby represent that I maintain account(s) as of the date this report is submitted in which  securities  are held for my direct or indirect  benefit with the brokers, dealers or banks listed below.

Name and Address of Broker/Dealer
   or Bank Maintaining Account       Account Number         Date Established
   ---------------------------       --------------         ----------------

Name:  ____________________________________________________

Title: ____________________________________________________

Date:  ____________________________________________________

*    Beneficial  ownership  also  includes  securities  held in the name of your spouse or minor children living in your household.

                                    Exhibit B

                                THE BARRETT FUNDS
                            BARRETT ASSOCIATES, INC.
                                 CODE OF ETHICS
                                  ANNUAL REPORT

To the Compliance Officer:

1.   I have read and  understand  the Code of  Ethics  and  recognize  that I am subject thereto in the capacity of an "Access Person."

2.   I hereby certify that,  during the year ended December 31, _______,  I have complied  with the  requirements  of the Code of Ethics and I have reported all securities transactions required to be reported pursuant to the Code of
     Ethics.

3.   Except as noted  below,  I hereby  certify  that I have no knowledge of the existence  of any  personal  conflict  of interest  relationship  which may involve The Barrett  Funds,  such as any economic  relationship  between my transactions  and securities  held or to be acquired by the Trust or any of its Series.

4.   As of  December  31,  ________,  I  had a  direct  or  indirect  beneficial ownership* in the following securities:

                                                              Type of Interest
Name of Security                Number of Shares           (Direct or Indirect)
----------------                ----------------            --------------------

5.   I hereby  represent  that I maintain the  account(s)  listed below in which securities  are held for my direct or indirect  benefit  with the  brokers, dealers or banks listed below.

Name and Address of Broker/Dealer
   or Bank Maintaining Account       Account Number         Date Established
   ---------------------------       --------------         -----------------

Name:  ____________________________________________________

Title: ____________________________________________________

Date:  ____________________________________________________

*    Beneficial  ownership  also  includes  securities  held in the name of your spouse or minor children living in your household.